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                                 LAW OFFICES OF
                             DECHERT PRICE & RHOADS
                             1775 Eye Street, N.W.
                          Washington, D.C. 20006-2401



                                 April 29, 1999

MainStay VP Series Fund, Inc.
51 Madison Avenue
New York, NY 10010

            Re:         MainStay VP Series Fund, Inc.
                        Registration Statement on Form N-1A
                        (Registration No. 2-86082)

Dear Sirs:

            We have acted as counsel for the MainStay VP Series Fund, Inc. (the "Fund"), a corporation organized and validly existing under the laws of the State of Maryland, in connection with the above-referenced Registration Statement relating to the issuance and sale by the Fund of an indefinite number of its shares of common stock under the Securities Act of 1933, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Fund's Articles of Incorporation, Articles of Amendment and Articles Supplementary thereto, and its Bylaws.

            Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Fund's Registration Statement, when paid for as contemplated in the Fund's registration statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 17 to the Fund's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Fund's Statement of Additional Information of the Fund's Registration Statement to be dated as of May 1, 1999, and in any revised or amended versions thereof under the caption "Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/  Dechert Price & Rhoads